EXHIBIT 23.3

                       Independent Accountants' Consent

                    We consent to the incorporation by reference in this Registration Statement of Shawmut National Corporation on Form S-8 of our report dated June 2, 1995 appearing in the Annual Report on Form 11-K of the Thrift and Profit Sharing Plan for Employees of Northeast Savings, F.A. for the year ended December 31, 1994.

          /s/ Deloitte & Touche LLP
          Hartford, Connecticut
          October 2, 1995